                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. _____)

FILED BY THE REGISTRANT  /X/
FILED BY A PARTY OTHER THAN THE REGISTRANT   / /
CHECK THE APPROPRIATE BOX:
/ /      PRELIMINARY PROXY STATEMENT
/X/      DEFINITIVE PROXY STATEMENT
/ /      DEFINITIVE ADDITIONAL MATERIALS
/ /      SOLICITING MATERIAL PURSUANT TO RULE 14A-11(c) OR RULE 14A-12
/ /      CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
         (AS PERMITTED BY RULE 14A-6(e)(2))

                            ISB FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/      NO FEE REQUIRED.
/ /      FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(i)(1) AND
         0-11.
         (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:
                                                                            ----
         (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:
                                                                         -------
         (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION
             COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE
             AMOUNT ON WHICH THE FILING FEE IS CALCULATED
             AND STATE HOW IT WAS DETERMINED):
                                              ----------------------------------

         (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:
                                                             -------------------
         (5) TOTAL FEE PAID:
                            ----------------------------------------------------

/ /      FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.

/ / CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(a)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.
         (1) AMOUNT PREVIOUSLY PAID:
                                    --------------------------------------------
         (2)      FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:
                                                               -----------------
         (3)      FILING PARTY:
                               -------------------------------------------------
         (4)      DATE FILED:
                             ---------------------------------------------------

                     [ISB FINANCIAL CORPORATION LETTERHEAD]





                                                                  March 19, 1999


Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of ISB Financial Corporation. The meeting will be held at the main office of IBERIABANK located at 1101 East Admiral Doyle Drive, New Iberia, Louisiana, on Wednesday, April 21, 1999 at 3:00 p.m., Central Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

     It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

     Your continued support of, and interest in, ISB Financial Corporation are sincerely appreciated.

                                           Sincerely,

                                           /s/ Larrey G. Mouton

                                           Larrey G. Mouton
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

                            ISB FINANCIAL CORPORATION
                          1101 EAST ADMIRAL DOYLE DRIVE
                           NEW IBERIA, LOUISIANA 70560
                                 (318) 365-2361

                                   ---------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 21, 1999

                                   ---------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of ISB Financial Corporation (the "Company") will be held at the main office of IBERIABANK located at 1101 East Admiral Doyle Drive, New Iberia, Louisiana, on Wednesday, April 21, 1999 at 3:00 p.m., Central Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

     (1) To elect two directors for a three-year term expiring in 2002, and until their successors are elected and qualified;

     (2)  To consider and approve adoption of the Company's 1999 Stock Option
          Plan;

     (3) To ratify the appointment by the Board of Directors of Castaing, Hussey, Lolan & Dauterive, L.L.P. as the Company's independent auditors for the fiscal year ending December 31, 1999;

     (4) To consider a stockholder's proposal to amend the Company's Bylaws to add a restriction on offers to acquire and acquisitions of more than 10% of the Company's equity securities during the sixth and seventh years after the mutual-to-stock conversion of Iberia Savings Bank; and

     (5) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed March 9, 1999 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              /s/ Emile J. Plaisance, Jr.

                                              Emile J. Plaisance, Jr.
                                              CHAIRMAN OF THE BOARD

New Iberia, Louisiana
March 19, 1999


-------------------------------------------------------------------------------
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
-------------------------------------------------------------------------------

                            ISB FINANCIAL CORPORATION

                                   ---------

                                 PROXY STATEMENT

                                   ---------

                         ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 21, 1999

     This Proxy Statement is furnished to holders of common stock, $1.00 par value per share ("Common Stock"), of ISB Financial Corporation (the "Company"), the parent holding company of IBERIABANK (the "Bank"). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the main office of the Bank located at 1101 East Admiral Doyle Drive, New Iberia, Louisiana, on Wednesday, April 21, 1999 at 3:00 p.m., Central Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about March 19, 1999.

     The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for the nominees for director described herein, for the adoption of the 1999 Stock Option Plan, for ratification of the appointment of Castaing, Hussey, Lolan & Dauterive, L.L.P. for fiscal 1999 and against the stockholder's proposal regarding an amendment to the Company's Bylaws. The proxy solicited hereby also confers authority upon the Board of Directors, as proxy, to exercise discretionary authority and vote in accordance with their best judgment with respect to, among other things, matters which they do not know, a reasonable time prior to the distribution of this Proxy Statement, are to be presented at the Annual Meeting. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (through Guyton H. Watkins, Secretary, ISB Financial Corporation); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.


                                     VOTING

     Only stockholders of record at the close of business on March 9, 1999 ("Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 6,840,866 shares of Common Stock issued and outstanding and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the meeting. Directors are elected by a plurality of the votes cast with a quorum present. The affirmative vote of a majority of the total votes present in person and by proxy is required to ratify the appointment of the independent auditors and to approve the proposal to approve the 1999 Stock Option Plan (the "Option Plan"). The affirmative vote of the holders of a majority of the shares entitled to vote in the election of directors is required to approve the stockholder's proposal. Abstensions are considered in determining the presence of a quorum and will not affect the plurality vote required for the election of directors. However, because of the votes required to ratify the appointment of the independent auditors, to approve the proposal to approve the Option Plan and to approve the stockholder's proposal to amend the Bylaws, abstensions will have the effect of a vote against such proposals. Under rules of the New York Stock Exchange, each of the proposals, except for the stockholder's proposal, is considered a "discretionary" item upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and, accordingly, there will be no "broker non-votes." The stockholder's proposal is considered a "non-discretionary" item and brokerage firms which have received no instructions from their clients will have no discretion with respect to voting on such items.

               INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
                   CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

     The Articles of Incorporation of the Company provide that the Board of Directors shall be divided into three classes as nearly equal in number as the then total number of directors constituting the Board of Directors permits. The directors shall be elected by the stockholders of the Company for staggered terms, or until their successors are elected and qualified.

     At the Annual Meeting, stockholders of the Company will be asked to elect one class of directors, consisting of two directors, for a three-year term expiring in 2002, and until their successors are elected and qualified.

     No nominee for director is related to any other director or executive officer of the Company by blood, marriage or adoption. Each nominee currently serves as a director of the Company and of the Bank.

     Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

     The following tables present information concerning the nominees for director of the Company, including tenure as a director.

           NOMINEES FOR DIRECTOR FOR THREE-YEAR TERMS EXPIRING IN 2002


                                                                Principal Occupation During              Director
                 Name                       Age(1)                  the Past Five Years                  Since(2)
------------------------------------    -----------     -----------------------------------------   ---------------
Harry V. Barton, Jr.                          44        Certified public accountant in private             1993
                                                        practice in Lafayette, Louisiana.

E. Stewart Shea, III                          47        Vice President of Bayou Management                 1990
                                                        Services, New Iberia, Louisiana, a
                                                        provider of contractor services to the oil
                                                        field industry; President of Bayou Pipe
                                                        Coating Company and Vice President of
                                                        Bayou Coating, LLC, affiliates of Bayou
                                                        Management Services.


  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ELECTION OF THE NOMINEES
                                 FOR DIRECTOR.
                                                  (FOOTNOTES ON FOLLOWING PAGE)

DIRECTORS WHOSE TERMS ARE CONTINUING

                     DIRECTORS WITH A TERM EXPIRING IN 2000


                                                           Principal Occupation During               Director
               Name                    Age(1)                  the Past Five Years                   Since(2)
-------------------------------    -----------    -----------------------------------------    -------------------
Cecil C. Broussard                       67       Self-employed investor.                              1967

Ray Himel                                71       Owner of Himel Motor Supply Corp., a                 1963
                                                  chain of auto supply stores located
                                                  throughout southern Louisiana; Himel
                                                  Marine, a marine dealership located in
                                                  New Iberia and Lafayette, Louisiana; and
                                                  several Ace Hardware stores located
                                                  throughout southern Louisiana.

Emile J. Plaisance, Jr.                  71       Retired since August 1992; previously                1981
                                                  President of the Bank.


                     DIRECTORS WITH A TERM EXPIRING IN 2001


                                                              Principal Occupation During               Director
                Name                      Age(1)                  the Past Five Years                   Since(2)
----------------------------------    -----------     ----------------------------------------    -------------------
Elaine D. Abell                             56        Attorney in private practice in Lafayette,          1993
                                                      Louisiana.

William H. Fenstermaker                     50        President and Chief Executive Officer of            1990
                                                      C.H. Fenstermaker and Associates, Inc.,
                                                      Lafayette, Louisiana, which provides oil
                                                      and gas surveying, mapping, municipal
                                                      engineering, environmental consulting
                                                      and computer information system
                                                      services.

Larrey G. Mouton                            57        President and Chief Executive Officer of            1985
                                                      the Company and the Bank.


 ------------------

(1)      As of March 9, 1999.
(2)      Includes service as a director of the Bank.

SHAREHOLDER NOMINATIONS

     Article 6, Section F ("Article 6.F.") of the Company's Articles of Incorporation ("Articles") governs nominations of candidates for election as director of any annual meeting of stockholders and provides that such nominations, other than those made by the Board, may be made by any stockholder entitled to vote at such annual meeting provided such nomination is made in accordance with the procedures set forth in Article 6.F., which is summarized below.

     Nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Company not later than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director and as to the stockholder giving the notice (i) the name, age, business address and residence address of such person,
(ii) the principal occupation or employment of such person, (iii) the class and number of shares of Company stock which are Beneficially Owned (as defined in Article 9.A.(e) of the Articles) by such person on the date of such stockholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), including, but not limited to, information required to be disclosed by Items 4, 5, 6 and 7 of Schedule 14A; and
(b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and (ii) the class and number of shares of Company stock which are Beneficially Owned by such stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice. At the request of the Board of Directors, any person nominated by, or at the direction of, the Board for election as a director at an annual meeting shall furnish to the Secretary of the Company that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

     The Board of Directors or a designated committee thereof may reject any nomination by a stockholder not made in accordance with the requirements of
Article 6.F. Notwithstanding the foregoing procedures, if neither the Board of Directors nor such committee makes a determination as to the validity of any nominations by a stockholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of Article 6.F.

COMMITTEES AND MEETINGS OF THE BOARD; DIRECTOR NOMINATIONS

     The Board of Directors of the Company has established an Audit Committee and a Compensation Committee. The Board of Directors of the Company meets on a monthly basis and may have additional special meetings. Nominations for director of the Company are made by the full Board of Directors. During the fiscal year ended December 31, 1998, the Board of Directors met thirteen times. No director attended fewer than 75% of the total number of Board meetings or committee meetings on which he served that were held during this period.

     AUDIT COMMITTEE. The Audit Committee consists of Messrs. Barton, Jr. (Chairman), Shea and Himel. The Audit Committee supervises the Company's Internal Auditor and is responsible for reviewing the performance, and overseeing the engagement, of the Company's independent certified public accountants. The Audit Committee met ten times during fiscal 1998. No member of the Audit Committee is a current or former employee of the Company or any of its subsidiaries.

     COMPENSATION COMMITTEE. The Compensation Committee consists of Messrs. Broussard, Fenstermaker and Shea. The Compensation Committee reviews the compensation of the Company's executive officers. The Compensation Committee met five times during fiscal 1998. The report of the Compensation Committee with respect to compensation for the Chief Executive Officer and all other executive officers for the fiscal year ended December 31, 1998 is set forth below.

     In addition to the committees described above, the Bank has established committees which include members of the Board and senior management and which meet as required. These committees include, among others, an Audit

Committee, Budget and Planning Committee, Executive Committee, Compensation Committee, Investment Committee, Commercial Loan Committee and Loan Committee.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     Set forth below is information with respect to the principal occupations during the last five years for the seven executive officers of the Company and the Bank who do not serve as directors.

     RONNIE J. FORET, Age 48, is Executive Vice President - Commercial Division of the Bank. Prior to joining the Bank in March 1996, he served as Executive Vice President from 1994 to March 1996, and Senior Vice President of First Commerce Corporation in New Orleans, Louisiana.

     JOHN J. BALLATIN, Age 54, is Executive Vice President - Operations of the Bank, and has served as an Executive Vice President since May 1997. Prior to joining the Bank, Mr. Ballatin served as Executive Vice President of Operations for Jefferson Guaranty Bank from March 1985 to April 1997.

     DONALD P. LEE, Age 39, is Senior Vice President - Risk Manager and In-House Legal Counsel of the Bank. Prior to joining the Bank, Mr. Lee served as Executive Vice President and In-House Counsel at Royal Card Bank from May 1996 to June 1997. From March 1994 to May 1996 he served as Vice President and In-House Counsel at Bank of Lafayette. From May 1993 to February 1994 he served as a trial consultant for Litigation Dynamics, Inc.

     JAMES R. MCLEMORE, Age 39, is Senior Vice President and Chief Financial Officer of the Bank. Prior to joining the Bank in August 1998, Mr. McLemore served as a staff accountant with the Securities and Exchange Commission from September 1997 to August 1998 and as the Vice President and Treasurer of Bank Corporation of Georgia from December 1990 to January 1997.

     JOSE ORLANDO MUNOZ, Age 33, is Senior Vice President - Retail Division of the Bank. Prior to joining the Bank in June 1998, Mr. Munoz worked for Bank One Texas, N.A. as Mobile Sales - Group Sales Manager from December 1996 to June 1998, as Credit Sales - Group Sales Manager from January 1996 to December 1996 and as a Banking Center Manager from March 1993 to December 1995.

     RONALD J. HOWTON, Age 43, is Senior Vice President - Credit Administration of the Bank. Prior to joining the Bank in April 1996, Mr. Howton served as Vice President - Commercial Loan Officer of Premier Bank of Lafayette from 1985 to 1996.

     JANEL F. TATE, Age 45, is Senior Vice President - Mortgage Lending Manager of the Bank. Ms. Tate has been with the Bank since 1984 and prior to the appointment to her current position in September 1997, Ms. Tate served as Senior Vice President - Compliance Manager from October 1996 to September 1997 and as Vice President - Mortgage Executive prior thereto.

COMPLIANCE WITH SECTION 16(a) OF THE 1934 ACT

     Section 16(a) of the 1934 Act, requires the officers and directors, and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. Other than DePrince, Race & Zollo, Inc., the Company knows of no person who owns 10% or more of the Company's Common Stock.

     Based solely on review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that during, and with respect to, 1998, the Company's officers and directors complied in all respects with the reporting requirements promulgated under Section 16(a) of the 1934 Act.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table includes, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (i) the only persons or entities, including any "group" as that term is used in Section 13(d)(3) of the 1934 Act, who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) the directors of the Company, (iii) certain executive officers of the Company, and (iv) all directors and executive officers of the Company as a group.



                                                                                       Common Stock
                                                                                 Beneficially Owned as of
                                                                                     March 9, 1999(1)
                                                                        --------------------------------------

                       Name of Beneficial Owner                                 Amount              Percentage
--------------------------------------------------------------------    --------------------     ----------------
ISB Financial Corporation                                                       573,654(2)              8.3%
  Employee Stock Ownership Plan Trust
1101 E. Admiral Doyle Drive
New Iberia, Louisiana 70560

John Hancock Mutual Life                                                        448,000(3)              6.6
 Insurance Company
John Hancock Place
P. O. Box 111
Boston, Massachusetts 02199

DePrince, Race & Zollo, Inc.                                                    701,900(4)             10.2
201 S. Orange Ave., Suite 850
Orlando, Florida 32801

David M. Knott                                                                  351,500(5)              5.1
485 Underhill Boulevard, Suite 205
Syosset, New York 11791

Directors:

Elaine D. Abell                                                                  23,146(6)                *
Harry V. Barton, Jr.                                                             19,976(7)                *
Cecil C. Broussard                                                               35,292(8)                *
William H. Fenstermaker                                                          23,623(9)                *
Ray Himel                                                                        21,803(10)               *
Larrey G. Mouton                                                                116,431(11)             1.7
Emile J. Plaisance, Jr.                                                          28,785(12)               *
E. Stewart Shea, III                                                             28,519(13)               *

Executive officers who are not Directors:

John J. Ballatin                                                                 13,230(14)               *
Ronnie J. Foret                                                                  27,138(15)               *


All directors and executive officers of the Company and the Bank as a           361,549                 5.3%
group (15 persons)


                                                  (FOOTNOTES ON FOLLOWING PAGE)

----------------

*        Represents less than 1% of the outstanding Common Stock.

(1) For purposes of this table, pursuant to rules promulgated under the 1934 Act, an individual is considered to beneficially own shares of Common Stock if he or she directly or indirectly has or shares (1) voting power, which includes the power to vote or to direct the voting of the shares; or (2) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares.

(2) The ISB Financial Corporation Employee Stock Ownership Plan Trust was established pursuant to the ISB Financial Corporation Employee Stock Ownership Plan ("ESOP") by an agreement between the Company and Messrs. Broussard, Fenstermaker and Shea, who act as trustees of the plan ("Trustees"). As of the Voting Record Date, 246,999 shares held in the ESOP Trust had been allocated to the accounts of participating employees. Under the terms of the ESOP, the Trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and allocated shares for which employees do not give instructions, and unallocated shares, will be voted in the same ratio on any matter as to those shares for which instructions are given. The amount of Common Stock beneficially owned by each individual trustee or all directors and executive officers as a group does not include the unallocated shares held by the ESOP Trust.

(3) Pursuant to a Schedule 13G, filed on January 15, 1999, John Hancock Advisers, Inc., a registered investment adviser and indirect, wholly-owned subsidiary of John Hancock Mutual Life Insurance Company, has sole voting and dispositive power pursuant to advisory agreements with the following: the John Hancock Bank and Thrift Opportunity Fund, which holds 106,000 shares of Common Stock, the John Hancock Bank Regional Fund, which holds 320,000 shares of Common Stock, and the Southeastern Thrift and Bank Fund, Inc., which holds 22,000 shares of Common Stock.

(4) As reported in a Schedule 13G filed by DePrince, Race & Zollo, Inc. on February 12, 1999.

(5)  As reported in a Schedule 13G filed by Mr. Knott on February 3, 1999.

(6) Includes 5,193 shares held by Ms. Abell's spouse, which Ms. Abell may be deemed to beneficially own, 5,751 shares held in the Company's Recognition and Retention Plan of Iberia Savings ("RRP") Trust ("RRP Trust"), which may be voted by her, and 5,752 shares which may be acquired upon the exercise of stock options exercisable within sixty (60) days of the Voting Record Date.

(7) Includes 1,778 shares held by Mr. Barton's spouse, which Mr. Barton may be deemed to beneficially own, 1,265 shares held by Mr. Barton as custodian for his children, 5,751 shares held in the RRP Trust, which may be voted by him, and 5,752 shares which may be acquired upon the exercise of stock options exercisable within sixty (60) days of the Voting Record Date.

(8) Includes a total of 406 shares held by Mr. Broussard's spouse as custodian for his children, which Mr. Broussard may be deemed to beneficially own, 5,751 shares held in the RRP Trust, which may be voted by him, and 5,752 shares which may be acquired upon the exercise of stock options exercisable within sixty (60) days of the Voting Record Date. Excludes the shares held by the ESOP, of which Mr. Broussard is one of three trustees.

                                             (FOOTNOTES CONTINUED ON NEXT PAGE)

(FOOTNOTES CONTINUED FROM PREVIOUS PAGE)
----------------

(9) Includes 1,820 shares held by Mr. Fenstermaker's 401(k) retirement plan, 5,751 shares held in the RRP Trust, which may be voted by him, and 5,752 shares which may be acquired upon the exercise of stock options exercisable within sixty (60) days of the Voting Record Date. Excludes the shares held by the ESOP, of which Mr. Fenstermaker is one of three trustees.

(10) Includes 5,751 shares held in the RRP Trust, which may be voted by him, and 5,752 shares which may be acquired upon the exercise of stock options exercisable within sixty (60) days of the Voting Record Date.

(11) Includes 616 shares held by Mr. Mouton's spouse, which Mr. Mouton may be deemed to beneficially own, an estimated 8,361 shares which have been allocated to Mr. Mouton's account in the ESOP, 11,072 shares held in Mr. Mouton's account in the Bank's 401(k) retirement plan, 21,087 shares held in the RRP Trust, which may be voted by him, and 52,720 shares which may be acquired upon the exercise of stock options exercisable within sixty (60) days of the Voting Record Date.

(12) Consists of 5,000 shares held by Mr. Plaisance's spouse, which Mr. Plaisance may be deemed to beneficially own, 9,982 shares held by Mr. Plaisance's 401(k) retirement plan, 5,751 shares held in the RRP Trust, which may be voted by him, and 5,752 shares which may be acquired upon the exercise of stock options exercisable within sixty (60) days of the Voting Record Date.

(13) Includes 1,000 shares held by Mr. Shea as custodian for his children, 5,751 shares held in the RRP Trust, which may be voted by him, and 5,752 shares which may be acquired upon the exercise of stock options exercisable within sixty (60) days of the Voting Record Date. Excludes the shares held by the ESOP, of which Mr. Shea is one of three trustees.

(14) Includes 647 shares held by Mr. Ballatin's account in the Bank's 401(k) retirement plan, an estimated 754 shares which have been allocated to Mr. Ballatin's account in the ESOP, 8,572 shares held by the RRP Trust, which may be voted by him, and 1,428 shares which may be acquired upon the exercise of stock options exercisable within sixty (60) days of the Voting Record Date.

(15) Includes 1,383 shares which have been allocated to Mr. Foret's account in the Bank's 401(k) retirement plan, 750 shares held in his spouse's IRA account, 11,798 shares held by the RRP Trust, which may be voted by him, an estimated 1,979 shares held for the account of Mr. Foret in the ESOP and 7,908 shares which may be acquired upon the exercise of stock options exercisable within sixty (60) days of the Voting Record Date.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     Directors and officers do not receive separate compensation directly from the Company. All compensation is paid by the Bank. The following table sets forth a summary of certain information concerning the compensation paid for services rendered in all capacities during the years ended December 31, 1998, 1997 and 1996 to the President and Chief Executive Officer and the other executive officers of the Company and its subsidiaries whose total compensation during the fiscal year exceeded $100,000.


                                                                                                 Long Term Compensation
                                                                                        -------------------------------------
                                                      Annual Compensation                        Awards               Payouts
                                           ----------------------------------------     -------------------------     -------
                                                                        Other                          Securities
        Name and                                                        Annual          Restricted     Underlying      LTIP
    Principal Position       Year           Salary         Bonus    Compensation(1)       Stock(2)       Options      Payouts
    ------------------       ----          --------       -------   ---------------     ----------     ----------     -------
Larrey G. Mouton             1998          $200,003         $ 525         --              $ --              --           --
President and Chief          1997           200,003           500         --                --              --           --
 Executive Officer           1996           207,696           475         --              468,677(3)     184,516         --

Ronnie J. Foret              1998          $121,150        $5,100         --              $ --              --           --
Executive Vice President     1997           125,192         7,810         --              178,500(4)        --           --
                             1996            94,615           165         --              128,873(4)      27,677         --

John J. Ballatin             1998          $103,000        $2,500         --              $ --             5,000         --
Executive Vice President     1997            63,350(9)     14,000         --              247,500(5)      10,000         --
                             1996            --              --           --                --              --           --


        Name and                              All Other
    Principal Position       Year            Compensation
    ------------------       ----          ----------------
Larrey G. Mouton             1998            $38,159(6)
President and Chief          1997             55,804(6)
 Executive Officer           1996             46,916(6)

Ronnie J. Foret              1998            $21,904(7)
Executive Vice President     1997             33,997(7)
                             1996                --

John J. Ballatin             1998            $16,693(8)
Executive Vice President     1997                --
                             1996                --

---------------

(1) Does not include amounts attributable to miscellaneous benefits received by the named executive officer. In the opinion of management of the Bank, the costs to the Bank of providing such benefits to the named executive officer during the individual periods did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

(2) Reflects the value of shares of restricted stock granted pursuant to the RRP. Such restricted stock vests over seven years, 14.29% per year from the date of grant. Cash dividends declared in respect of restricted stock held by the RRP Trust is paid by the RRP Trust, as soon as practicable after the RRP Trust's receipt thereof, to the recipient on whose behalf such restricted stock is then held by the RRP Trust. Any stock dividends declared in respect of restricted stock held by the RRP Trust are held by the RRP Trust until the subject restricted stock is distributed to the recipient thereof.

(3) Represents 29,523 shares of restricted Common Stock granted in 1996 pursuant to the RRP, which had the indicated value on the date of grant and a fair market value of $653,196 at December 31, 1998.

(4) Represents 8,118 and 7,000 shares of restricted Common Stock granted in 1996 and 1997, respectively, pursuant to the RRP, which had the indicated values on the dates of grant. Mr. Foret had aggregate restricted stock holdings of 15,118 shares with a fair market value of $334,486 at December 31, 1998.

                                             (FOOTNOTES CONTINUED ON NEXT PAGE)

(FOOTNOTES CONTINUED FROM PREVIOUS PAGE)
------------

(5) Represents 10,000 shares of restricted Common Stock granted in 1997 pursuant to the RRP, which had the indicated value on the date of grant. Mr. Ballatin had aggregate restricted stock holdings of 10,000 shares with a fair market value of $22,125 at December 31, 1998.

(6) Represents the fair market value of the shares of Common Stock allocated to Mr. Mouton's account in 1998, 1997 and 1996 pursuant to the Company's ESOP.

(7) Represents the fair market value of the shares of Common Stock allocated to Mr. Foret's account in 1998 and 1997 pursuant to the Company's ESOP.

(8) Represents the fair market value of the shares of Common Stock allocated to Mr. Ballatin's account in 1998 pursuant to the Company's ESOP.

(9) Mr. Ballatin was hired as the Company's Executive Vice President effective May 10, 1997.


STOCK OPTIONS

     The following table sets forth certain information concerning grants of stock options awarded to the named executive officers during fiscal 1998.



                                                                                              Potential Realizable Value
                                                                                                at Assumed Annual Rates
                                     Individual Grants                                        of Stock Price Appreciation
------------------------------------------------------------------------------------------        for Option Term(3)
                            Options    % of Total Options Granted  Exercise     Expiration    ---------------------------
          Name              Granted         to Employees(1)        Price(2)        Date            5%             10%
          ----             ---------   --------------------------  --------     ----------    ----------      -----------
Larrey G. Mouton               --                  --                 --            --             --             --

Ronnie J. Foret                --                  --                 --            --             --             --

John J. Ballatin             5,000               15.0%             $27.8125      5/29/08        $87,456        $221,630


---------


(1)  Percentage of options granted to all employees during 1998.

(2) In each case the exercise price was based on the fair market value of a share of Common Stock on the date of grant.

(3) Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercise of stock options will depend, in part, on the future performance of the Common Stock, the option holder's continued employment throughout the option period, and the date on which the options are exercised.

     The following table sets forth information concerning the value of stock options held at December 31, 1998 by the named executive officers. Such officers did not exercise any options during 1998.


                                           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                     AND YEAR END OPTION VALUES

                                                                       Number of                        Value of Unexercised
                                                                      Unexercised                           In-The-Money
                              Shares                              Options at Year End                   Options at Year End(1)
                            Acquired on        Value      -----------------------------------   -----------------------------------
         Name                Exercise        Realized       Exercisable       Unexercisable       Exercisable       Unexercisable
         ----            ----------------  ------------   ---------------   -----------------   ---------------- ------------------
Larrey G. Mouton                --              --            52,718             131,798            $329,488           $823,738

Ronnie J. Foret                 --              --             7,908              19,769            $ 49,425           $123,556

John J. Ballatin                --              --             1,429              13,571               --                 --


-----------

(1) Calculated by determining the difference between the fair market value of the Common Stock underlying the options at December 31, 1998 ($22.125) and the exercise price of the options.

DIRECTOR'S COMPENSATION

     During 1998, members of the Board of Directors of the Bank received fees of $2,000 per month for their services as directors of the Bank, except for the Chairman, who received fees of $2,300 per month, and Mr. Mouton, who was not compensated for such service. Members of the Board of Directors receive no additional compensation for their participation in any of the Committees or for services as directors of the Company.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     The Company and the Bank (collectively the "Employers") have entered into an employment agreement with Mr. Mouton. On an annual basis, the term of employment is automatically extended for an additional one-year period beyond the then effective expiration date unless written notice from the Employers or the Executive is received not less than 30 days prior to an anniversary date advising the other party that the agreement shall not be further extended. The agreement is terminable with or without cause by the Employers. The officer shall have no right to compensation or other benefits pursuant to the employment agreement for any period after voluntary termination or termination by the Employers for cause, disability or retirement, provided, however, that (i) in the event that the officer terminates his employment because of failure of the Employers to comply with any material provision of the employment agreement he shall be entitled to severance payments equal to the greater of the amount of his base salary for the remaining term of the agreement or his base salary multiplied by 1.0 or (ii) the employment agreement is terminated by the Employers other than for cause, disability, retirement or death or by the officer as a result of certain adverse actions which are taken with respect to the officer's employment following a Change in Control of the Company, as defined, Mr. Mouton will be entitled to cash severance payments equal to the greater of the amount of his base salary for the remaining term of the agreement or his base salary at the date of termination multiplied by 2.0. In addition, Mr. Mouton will be entitled to a continuation of benefits similar to those he is receiving at the time of such termination for the period otherwise remaining under the term of the agreement or until he obtains full-time employment with another employer, whichever occurs first. A Change in Control is generally defined in the employment agreement to include any change in control required to be reported under the federal securities laws, as well as the acquisition by any person of 25% or more of the Company's outstanding voting securities. Mr. Mouton's employment agreement provides that in the event that any payments to be paid thereunder are deemed to constitute "excess parachute payments" and, therefore, subject to an excise tax under Section 4999 of the Code, the Employers may (i) contest the liability and exhaust all administrative and judicial appeals to that end, and/or (ii) pay Mr. Mouton an amount equal to the excise tax for which he is liable plus an amount equal to any additional federal, state, or local taxes that may result because of such additional payment. Mr. Mouton's agreement also provides that in the event of Mr. Mouton's death during the term of the agreement, his estate will receive payments equal to the amount of compensation for 12 months at his current salary at the time of his death.

     The Employers have also entered into severance agreements with Messrs. Ronnie J. Foret, John J. Ballatin, Donald P. Lee and James R. McLemore, Jr. Under the terms of such severance agreements, the Employers have agreed that in the event that such officer's employment is terminated as a result of certain adverse actions which are taken with respect to the officer's employment following a Change in Control of the Company, as defined, such officer will be entitled to a cash severance amount equal to his base salary multiplied by 2.0.

     Although the above-described employment and severance agreements could increase the cost of any acquisition of control of the Company, management of the Company does not believe that the terms thereof would have a significant anti-takeover effect.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

     The Bank's policy provides that all loans made by the Bank to its directors and officers are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 1998, three of the Bank's directors and executive officers had aggregate loan balances in excess of $60,000, which amounted to $652,421 in the aggregate, or approximately 0.53% of the Company's equity as of such date. All such loans were made by the Bank in the ordinary course of business and were not made with favorable terms nor did they involve more than the normal risk of collectibility. As of December 31, 1998, all such loans were current.

REPORT OF THE COMPENSATION COMMITTEE

     The goals of the Compensation Committee are to assist the Bank in attracting and retaining qualified management, motivating executives to achieve performance goals, rewarding management for outstanding performance and to ensure that the financial interests of the Company's management and shareholders are satisfied.

     The Committee considered several financial and non-financial accomplishments in setting the compensation of the Chief Executive Officer and other executive officers, including but not limited to, net income of the Bank, profitability ratios, satisfactory regulatory examinations, overall growth of the Bank and market value of the Bank. The committee reviewed and considered the SNL Executive Compensation Review and the Watson Company Salary Survey for Executive Officers for a comparison of compensation paid by the Bank's peer group.

     During 1998, Mr. Mouton's base salary was $200,000 and was determined on an arms'-length basis in 1995 when the Company and the Bank entered into an employment agreement with Mr. Mouton. In determining Mr. Mouton's base salary, the compensation considered the above-referenced factors, including the compensation analyses prepared by the referenced third parties. Under the terms of his employment agreement, Mr. Mouton's salary may be increased, but not decreased, by the Board of Directors and Mr. Mouton may receive bonuses, when, as, and if determined in the sole discretion of the Board of Directors. The Committee also considers the factors described in the immediately preceding paragraph in establishing compensation for the other executive officers of the Bank. During 1998, executive officers of the Bank, except for Mr. Mouton, also were eligible to participate in the Bank's bonus plan provided that certain pre-determined performance criteria are satisfied. In determining the awards granted to the Bank's executive officers under the Company's 1996 Stock Option Plan and RRP, other than Mr. Mouton who did not receive any such awards in 1998, the Committee considered the contributions made by such officer to the Company and the Bank and such officer's responsibilities. The awards granted under the 1996 Stock Option Plan and RRP were also designed to provide an incentive to executive officers to contribute to the Company's continued success in the future. Also during 1998, the Board of Directors adopted an Executive Bonus Plan which provides for bonuses to be paid to executive officers based upon certain performance criteria, which consists primarily of meeting net income targets. Although the Executive Bonus Plan was in effect during 1998, bonuses payable thereunder for 1998 were not paid until March 5, 1999.

     Following review and approval by the Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for their approval.

                             Respectfully submitted,

                             Cecil C. Broussard
                             William H. Fenstermaker
                             E. Stewart Shea, III

PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Common Stock over a measurement period since the Company's initial issuance of Common Stock in April 1995 with (i) the cumulative total return on the stocks included in the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") Total Return Index (for United States companies) and (ii) the cumulative total return on the stocks included in the SNL Peer Group Index. All of these cumulative returns are computed assuming the reinvestment of dividends which were paid during the applicable time period.









[THE PERFORMANCE GRAPH DEPICTS THE FOLLOWING:]

                                                                              PERIOD ENDING
                                                     ------------------------------------------------------------------------------
INDEX                                                4/7/95            12/31/95         12/31/96          12/31/97         12/31/98
-----                                                ------            --------         --------          --------         --------
ISB Financial Corporation                            100.00            117.64           144.13            243.28           184.37
NASDAQ - Total U.S.                                  100.00            130.26           160.18            196.51           276.24
SNL $1B-$5B Bank Asset-Size Index                    100.00            127.87           165.77            276.45           275.81

                  PROPOSAL TO ADOPT THE 1999 STOCK OPTION PLAN

GENERAL

     The Board of Directors has adopted the Option Plan which is designed to attract and retain qualified personnel in key positions, provide directors, officers and key employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company, and reward key employees and directors for outstanding performance and the attainment of targeted goals. The Option Plan provides for the grant of incentive stock options ("incentive stock options") intended to comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), non-qualified stock options and stock appreciation rights (collectively "Awards"). Awards will be available for grant to directors and key employees of the Company and any of its subsidiaries, except that non-employee directors will be eligible to receive only awards of non-qualified stock options. If stockholder approval is obtained, options to acquire shares of Common Stock will be awarded to officers, key employees and directors of the Company and the Bank with an exercise price equal to the fair market value of the Common Stock on the date of grant.

DESCRIPTION OF THE OPTION PLAN

     The following description of the Option Plan is a summary of its terms and is qualified in its entirety by reference to the Option Plan, a copy of which is attached hereto as Appendix A.

     ADMINISTRATION. The Option Plan will be administered and interpreted by a committee of the Board of Directors ("Committee") that is comprised solely of two or more non-employee directors. The members of the Committee will initially consist of Messrs. Broussard, Fenstermaker and Shea.

     NUMBER OF SHARES COVERED BY THE OPTION PLAN. A total of 300,000 shares of Common Stock has been reserved for future issuance pursuant to the Option Plan. In the event of a stock split, subdivision, stock dividend or any other capital adjustment, the number of shares of Common Stock under the Option Plan, the number of shares to which any Award relates and the exercise price per share under any option or stock appreciation right shall be adjusted to reflect such increase or decrease in the total number of shares of Common Stock outstanding or such capital adjustment.

     STOCK OPTIONS. Under the Option Plan, the Board of Directors or the Committee will determine which officers, key employees and non-employee directors will be granted options, whether such options will be incentive or non-qualified options (in the case of options granted to employees), the number of shares subject to each option, the exercise price of each option and whether such options may be exercised by delivering other shares of Common Stock. The per share exercise price of both an incentive stock and a non-qualified option shall at least equal the fair market value of a share of Common Stock on the date the option is granted (110% of fair market value in the case of incentive stock options granted to employees who are 10% stockholders).

     All options granted to participants under the Option Plan shall become vested and exercisable at the rate, to the extent and subject to such limitations and conditions as may be specified by the Board or the Committee. Notwithstanding the foregoing, no vesting shall occur on or after a participant's employment or service with the Company is terminated for any reason other than his death or disability. Unless the Committee or Board of Directors shall specifically state otherwise at the time an option is granted, all options granted to participants shall become vested and exercisable in full on the date an optionee terminates his employment or service with the Company or a subsidiary company because of his death or disability. All options granted pursuant to the Option Plan shall become immediately vested and exercisable in full on the date an optionee terminates his employment with the Company or a subsidiary company due to retirement. In addition, all stock options granted under the Option Plan shall become immediately vested and exercisable in full as of the effective date of a change in control of the Company.

     Each stock option or portion thereof shall be exercisable at any time on or after it vests and is exercisable until the earlier of ten years after its date of grant or six months after the date on which the optionee's employment terminates (three years after termination of service in the case of non-employee directors), unless extended by the Committee or the Board of Directors to a period not to exceed five years from such termination. Unless stated otherwise at the time an option is granted, (i) if an optionee terminates his employment or service with the Company as a result of disability or retirement without having fully exercised his options, the optionee shall have three years following his termination due to disability or retirement to exercise such options, and (ii) if an optionee terminates his employment or service with the Company following a change in control of the Company without having fully exercised his options, the optionee shall have the right to exercise such options during the remainder of the original ten year term of the option. However, failure to exercise incentive stock options within three months after the date on which the optionee's employment terminates may result in adverse tax consequences to the optionee. If an optionee dies while serving as an employee or a non-employee director or terminates employment or service as a result of disability or retirement and dies without having fully exercised his options, the optionee's executors, administrators, legatees or distributees of his estate shall have the right to exercise such options during the one year period following his death. In no event shall any option be exercisable more than ten years from the date it was granted.

     Stock options are non-transferable except by will or the laws of descent and distribution, and during an optionee's lifetime, shall be exercisable only by such optionee or his guardian or legal representative. Notwithstanding the foregoing, an optionee who holds non-qualified options may transfer such options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the optionee who originally received the grant or to an individual or trust to whom the optionee could have initially transferred the option. Options which are so transferred shall be exercisable by the transferee according to the same terms and conditions as applied to the optionee.

     Payment for shares purchased upon the exercise of options may be made (i) in cash or by check, (ii) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to sell the shares and then to properly deliver to the Company the amount of sale proceeds to pay the exercise price, all in accordance with applicable laws and regulations or (iii) if permitted by the Committee or the Board, by delivering shares of Common Stock (including shares acquired pursuant to the exercise of an option) with a fair market value equal to the total option price of the shares being acquired pursuant to the option, by withholding some of the shares of Common Stock which are being purchased upon exercise of an option, or any combination of the foregoing. With respect to subclause (iii) in the preceding sentence, the shares of Common Stock delivered to pay the purchase price must have either been (a) purchased in open market transactions or (b) issued by the Company pursuant to a plan thereof, in each case more than six months prior to the exercise date of the option.

     If the fair market value of a share of Common Stock at the time of exercise is greater than the exercise price per share, this feature would enable the optionee to acquire a number of shares of Common Stock upon exercise of the Option, which is greater than the number of shares delivered as payment for the exercise price. In addition, an optionee can exercise his or her option in whole or in part and then deliver the shares acquired upon such exercise (if permitted by the Committee or the Board) as-payment for the exercise price of all or part of his options. Again, if the fair market value of a share of Common Stock at the time of exercise is greater than the exercise price per share, this feature would enable the optionee to either (i) reduce the amount of cash required to receive a fixed number of shares upon exercise of the option or (ii) receive a greater number of shares upon exercise of the option for the same amount of cash that would have otherwise been used. Because options may be exercised in part from time to time, the ability to deliver Common Stock as payment of the exercise price could enable the optionee to turn a relatively small number of shares into a large number of shares.

     STOCK APPRECIATION RIGHTS. Under the Option Plan, the Board of Directors or the Committee is authorized to grant rights to optionees ("stock appreciation rights") under which an optionee may surrender any exercisable incentive stock option or non-qualified stock option or part thereof in return for payment by the Company to the optionee of cash or Common Stock, or a combination thereof, in an amount equal to the excess of the fair market value of the shares of Common Stock subject to option at the time over the option price of such shares. Stock Appreciation

Rights may be granted concurrently with the stock options to which they relate or, with respect to non-qualified options, at any time thereafter which is prior to the exercise or expiration of such options.

     AMENDMENT AND TERMINATION OF THE OPTION PLAN. Unless sooner terminated, the Option Plan shall continue in effect for a period of ten years from February 17, 1999, the date the Option Plan was adopted by the Board of Directors. Termination of the Option Plan shall not affect any previously granted Awards.

     FEDERAL INCOME TAX CONSEQUENCES. Under current provisions of the Code, the federal income tax treatment of incentive stock options and non-qualified stock options is different. As regards incentive stock options, an optionee who meets certain holding period requirements will not recognize income at the time the option is granted or at the time the option is exercised, and a federal income tax deduction generally will not be available to the Company at any time as a result of such grant or exercise. With respect to non-qualified stock options, the difference between the fair market value on the date of exercise and the option exercise price generally will be treated as compensation income upon exercise, and the Company will be entitled to a deduction in the amount of income so recognized by the optionee. Upon the exercise of a stock appreciation right, the holder will realize income for federal income tax purposes equal to the amount received by him, whether in cash, shares of stock or both, and the Company will be entitled to a deduction for federal income tax purposes in the same amount.

     Section 162(m) of the Code generally limits the deduction for certain compensation in excess of $1.0 million per year paid by a publicly-traded corporation to its chief executive officer and the four other most highly compensated executive officers ("covered executives"). Certain types of compensation, including compensation based on performance goals, are excluded from the $1.0 million deduction limitation. In order for compensation to qualify for this exception: (i) it must be paid solely on account of the attainment of one or more preestablished, objective performance goals; (ii) the performance goal must be established by a compensation committee consisting solely of two or more outside directors, as defined; (iii) the material terms under which the compensation is to be paid, including performance goals, must be disclosed to, and approved by, stockholders in a separate vote prior to payment; and (iv) prior to payment, the compensation committee must certify that the performance goals and any other material terms were in fact satisfied (the "Certification Requirement").

     Treasury regulations provide that compensation attributable to a stock option or stock appreciation right is deemed to satisfy the requirement that compensation be paid solely on account of the attainment of one or more performance goals if: (i) the grant is made by a compensation committee consisting solely of two or more outside directors, as defined; (ii) the plan under which the option or stock appreciation right is granted states the maximum number of shares with respect to which options or stock appreciation rights may be granted during a specified period to any employee; and (iii) under the terms of the option or stock appreciation right, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of grant or award. The Certification Requirement is not necessary if these other requirements are satisfied.

     The Option Plan has been designed to meet the requirements of Section 162(m) of the Code and, as a result, the Company believes that compensation attributable to stock options and stock appreciation rights granted under the Option Plan in accordance with the foregoing requirements will be fully deductible under Section 162(m) of the Code. If the non-excluded compensation of a covered executive exceeded $1.0 million, however, compensation attributable to other awards, such as restricted stock, may not be fully deductible unless the grant or vesting of the award is contingent on the attainment of a performance goal determined by a compensation committee meeting specified requirements and disclosed to and approved by the stockholders of the Company. The Board of Directors believes that the likelihood of any impact on the Company from the deduction limitation contained in Section 162(m) of the Code is remote at this time.

     The above description of tax consequences under federal law is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

     ACCOUNTING TREATMENT. Stock appreciation rights will, in most cases, require a charge against the earnings of the Company each year representing appreciation in the value of such rights over periods in which they become exercisable. Such charge is based on the difference between the exercise price specified in the related option and the current market price of the Common Stock. In the event of a decline in the market price of the Common Stock subsequent to a charge against earnings related to the estimated costs of stock appreciation rights, a reversal of prior charges is made in the amount of such decline (but not to exceed aggregate prior charges).

     Neither the grant nor the exercise of an incentive stock option or a non-qualified stock option under the Option Plan currently requires any charge against earnings under generally accepted accounting principles. In October 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," which is effective for transactions entered into after December 15, 1995. This Statement establishes financial accounting and reporting standards for stock-based employee compensation plans. This Statement defines a fair value method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." Under the fair value method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. Under the intrinsic value method, compensation cost is the excess, if any, of the quoted market price of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock. The Company anticipates that it will use the intrinsic value method, in which event pro forma disclosure will be included in the footnotes to the Company's financial statements to show what net income and earnings per share would have been if the fair value method had been utilized. If the Company elects to utilize the fair value method, its net income and earnings per share may be adversely affected.

     STOCKHOLDER APPROVAL. No Awards will be granted under the Option Plan unless the Option Plan is approved by stockholders. Stockholder ratification of the Option Plan will satisfy Nasdaq Stock Market listing and federal tax requirements.

     AWARDS TO BE GRANTED. The Board of Directors of the Company adopted the Option Plan and the Committee established thereunder intends to grant options to executive officers, employees and non-employee directors of the Company and the Bank. However, the timing of any such grants, the individual recipients and the specific amounts of such grants have not been determined.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR ADOPTION OF THE 1999 STOCK OPTION PLAN.

                     RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors of the Company has appointed Castaing, Hussey, Lolan & Dauterive, L.L.P., independent certified public accountants, to perform the audit of the Company's financial statements for the year ending December 31, 1999, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

     The Company has been advised by Castaing, Hussey, Lolan & Dauterive, L.L.P. that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Castaing, Hussey, Lolan & Dauterive, L.L.P. will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF CASTAING, HUSSEY, LOLAN & DAUTERIVE, L.L.P. AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                      STOCKHOLDER'S PROPOSAL CONCERNING AN
                        AMENDMENT TO THE COMPANY'S BYLAWS

     Mr. Arthur R. Mixon, 513 Astor Place, New Iberia, Louisiana 70563, who has represented that he is the beneficial owner of 164 shares of Common Stock, has presented the proposal below for stockholder consideration at the Annual Meeting.

STOCKHOLDER'S PROPOSAL

     "The by-laws of ISB Financial Corporation shall be amended to include the following:

     For the two years following the expiration of the restrictions in the initial articles of incorporation of ISB Financial on offers and acquisitions of the corporation's equity securities (those being years six and seven after the mutual-to-stock conversion).

     No Person shall directly or indirectly offer to acquire or acquire the Beneficial Ownership of (i) more than 10% of the issued and outstanding shares of any class of an equity security of the Corporation, or (ii) any securities convertible into, or exercisable for, any equity securities of the Corporation if, assuming conversion or exercise by such Person of all securities of which such Person is the Beneficial Owner which are convertible into, or exercisable for, such equity securities (but of no securities convertible into, or exercisable for, such equity securities of which such Person is not the Beneficial Owner), such Person would be the Beneficial Owner of more than 10% of any class of an equity security of the Corporation. The foregoing restrictions shall not apply to any employee benefit plan established by the Corporation or the Savings Bank and any trustee of such a plan."

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE FOREGOING STOCKHOLDER'S PROPOSAL.


                              STOCKHOLDER PROPOSALS

     Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which is scheduled to be held in April 2000, must be received at the principal executive offices of the Company, 1101 E. Admiral Doyle Drive, New Iberia, Louisiana, Attention: Guyton H. Watkins, Secretary, no later than November 20, 1999. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the 1934 Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent certified mail, return receipt requested.

     Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the 1934 Act may be brought before an annual meeting pursuant to Article 9.D. of the Company's Articles, which provide that the stockholder must give timely notice thereof in writing to the Secretary of the Company. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business and, to the extent known, any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Company's capital stock which are beneficially owned by the stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial interest of the stockholder in such proposal (other than interests which all stockholders would have). To be timely with respect to the annual meeting of stockholder scheduled to be held in April 2000, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company no later than February 21, 2000.

                                 ANNUAL REPORTS

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1998 accompanies this Proxy Statement. Such annual report is not part of the proxy solicitation materials.

     Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company's Annual Report on Form 10-K for fiscal 1998 required to be filed with the Commission under the Exchange Act. Such written requests should be directed to Guyton H. Watkins, Secretary, ISB Financial Corporation, 1101 East Admiral Doyle Drive, New Iberia, Louisiana 70560. The Form 10-K is not part of the proxy solicitation materials.

                                  OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the meeting other than those which are described in this Proxy Statement, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owner of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.



                                             By Order of the Board of Directors

                                             /s/ Emile J. Plaisance, Jr.
                                             Emile J. Plaisance, Jr.
                                             CHAIRMAN OF THE BOARD

                                                                     APPENDIX A

                            ISB FINANCIAL CORPORATION
                             1999 STOCK OPTION PLAN


                                    ARTICLE I
                            ESTABLISHMENT OF THE PLAN

     ISB Financial Corporation (the "Corporation") hereby establishes this 1999 Stock Option Plan (the "Plan") upon the terms and conditions hereinafter stated.


                                   ARTICLE II
                               PURPOSE OF THE PLAN

     The purpose of this Plan is to improve the growth and profitability of the Corporation and its Subsidiary Companies by providing Employees and Non-Employee Directors with a proprietary interest in the Corporation as an incentive to contribute to the success of the Corporation and its Subsidiary Companies, and rewarding Employees and Non-Employee Directors for outstanding performance and the attainment of targeted goals. All Incentive Stock Options issued under this Plan are intended to comply with the requirements of Section 422 of the Code, and the regulations thereunder, and all provisions hereunder shall be read, interpreted and applied with that purpose in mind. Each recipient of an Award hereunder is advised to consult with his or her personal tax advisor with respect to the tax consequences under federal, state, local and other tax laws of the receipt and/or exercise of an Award hereunder.


                                   ARTICLE III
                                   DEFINITIONS

     3.01 "Award" means an Option or Stock Appreciation Right granted pursuant to the terms of this Plan.

     3.02 "Bank" means IBERIABANK, the wholly owned subsidiary of the Corporation.

     3.03 "Board" means the Board of Directors of the Corporation.

     3.04 "Change in Control of the Corporation" shall mean the occurrence of any of the following: (i) an event that would be required to be reported in response to Item 1(a) of Form 8-K or Item 6(e) of Schedule 14A of Regulation 14A pursuant to the Exchange Act, or any successor thereto, whether or not any class of securities of the Corporation is registered under the Exchange Act; (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities except for any securities purchased by the Corporation or the Bank; or (iii) during any period of thirty-six consecutive months during the term of an Option, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     3.05 "Code" means the Internal Revenue Code of 1986, as amended.

     3.06 "Committee" means a committee of two or more directors appointed by the Board pursuant to Article IV hereof each of whom shall be a Non-Employee Director as defined in Rule 16b-3(b)(3)(i) of the Exchange Act or any successor thereto and within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

     3.07 "Common Stock" means shares of the common stock, par value $1.00 per share, of the Corporation.

     3.08 "Disability" means any physical or mental impairment which qualifies an individual for disability benefits under the applicable long-term disability plan maintained by the Corporation or a Subsidiary Company, or, if no such plan applies, which would qualify such individual for disability benefits under the long-term disability plan maintained by the Corporation, if such individual were covered by that plan.

     3.09 "Effective Date" means the day upon which the Board approves this Plan.

     3.10 "Employee" means any person who is employed by the Corporation, the Bank or any Subsidiary Company, or is an Officer of the Corporation, the Bank or any Subsidiary Company, but not including directors who are not also Officers of or otherwise employed by the Corporation, the Bank or any Subsidiary Company.

     3.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     3.12 "Fair Market Value" shall be equal to the fair market value per share of the Corporation's Common Stock on the date an Award is granted. For purposes hereof, the Fair Market Value of a share of Common Stock shall be the closing sale price of a share of Common Stock on the date in question (or, if such day is not a trading day in the U.S. markets, on the nearest preceding trading day), as reported with respect to the principal market (or the composite of the markets, if more than one) or national quotation system in which such shares are then traded, or if no such closing prices are reported, the mean between the high bid and low asked prices that day on the principal market or national quotation system then in use, or if no such quotations are available, the price furnished by a professional securities dealer making a market in such shares selected by the Committee.

     3.13 "Incentive Stock Option" means any Option granted under this Plan which the Board intends (at the time it is granted) to be an incentive stock option within the meaning of Section 422 of the Code or any successor thereto.

     3.14 "Non-Employee Director" means a member of the Board of the Corporation or Board of Directors of the Bank or any successor thereto, including a Director Emeritus of the Boards of the Corporation and/or the Bank, who is not an Officer or Employee of the Corporation, the Bank or any Subsidiary Company.

     3.15 "Non-Qualified Option" means any Option granted under this Plan which is not an Incentive Stock Option.

     3.16 "Officer" means an Employee whose position in the Corporation or a Subsidiary Company is that of a corporate officer, as determined by the Board.

     3.17 "Option" means a right granted under this Plan to purchase Common
Stock.

     3.18 "Optionee" means an Employee or Non-Employee Director or former Employee or Non-Employee Director to whom an Option is granted under the Plan.

     3.19 "Retirement" means a termination of employment which constitutes a "retirement" under any applicable qualified pension benefit plan maintained by the Corporation or a Subsidiary Corporation, or, if no such plan is applicable, which would constitute "retirement" under the Corporation's pension benefit plan, if such individual were a participant in that plan. With respect to Non-Employee Directors, retirement means retirement from service on the Board of Directors of the Corporation or the Bank or any successor thereto (including service as an Director Emeritus) after attaining the age of 70.

     3.20 "Stock Appreciation Right" means a right to surrender an Option in consideration for a payment by the Corporation in cash and/or Common Stock, as provided in the discretion of the Board or the Committee in accordance with
Section 8.10.

     3.21 "Subsidiary Companies" means those subsidiaries of the Corporation, including the Bank, which meet the definition of "subsidiary corporations" set forth in Section 424(f) of the Code, at the time of granting of the Award in question.

                                   ARTICLE IV
                           ADMINISTRATION OF THE PLAN

     4.01 DUTIES OF THE COMMITTEE. The Plan shall be administered and interpreted by the Committee, as appointed from time to time by the Board pursuant to Section 4.02. The Committee shall have the authority to adopt, amend and rescind such rules, regulations and procedures as, in its opinion, may be advisable in the administration of the Plan, including, without limitation, rules, regulations and procedures which (i) deal with satisfaction of an Optionee's tax withholding obligation pursuant to Section 12.02 hereof, (ii) include arrangements to facilitate the Optionee's ability to borrow funds for payment of the exercise or purchase price of an Award, if applicable, from securities brokers and dealers, and (iii) include arrangements which provide for the payment of some or all of such exercise or purchase price by delivery of previously-owned shares of Common Stock or other property and/or by withholding some of the shares of Common Stock which are being acquired. The interpretation and construction by the Committee of any provisions of the Plan, any rule, regulation or procedure adopted by it pursuant thereto or of any Award shall be final and binding in the absence of action by the Board.

     4.02 APPOINTMENT AND OPERATION OF THE COMMITTEE. The members of the Committee shall be appointed by, and will serve at the pleasure of, the Board. The Board from time to time may remove members from, or add members to, the Committee, provided the Committee shall continue to consist of two or more members of the Board, each of whom shall be a Non-Employee Director, as defined in Rule 16b-3(b)(3)(i) of the Exchange Act or any successor thereto. In addition, each member of the Committee shall be an "outside director" within the meaning of Section 162(m) of the Code and regulations thereunder at such times as is required under such regulations. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. It may appoint one of its members to be chairman and any person, whether or not a member, to be its secretary or agent. The Committee shall report its actions and decisions to the Board at appropriate times but in no event less than one time per calendar year.

     4.03 REVOCATION FOR MISCONDUCT. The Board or the Committee may by resolution immediately revoke, rescind and terminate any Option or Performance Share, or portion thereof, to the extent not yet vested, or any Stock Appreciation Right, to the extent not yet exercised, previously granted or awarded under this Plan to an Employee who is discharged from the employ of the Corporation or a Subsidiary Company for cause, which, for purposes hereof, shall mean termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. Options granted to a Non-Employee Director who is removed for cause pursuant to the Corporation's Articles of Incorporation and Bylaws or the Bank's Charter and Bylaws shall terminate as of the effective date of such removal.

     4.04 LIMITATION ON LIABILITY. Neither the members of the Board nor any member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any rule, regulation or procedure adopted by it pursuant thereto or any Awards granted hereunder. If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Corporation shall, subject to the requirements of applicable laws and regulations, indemnify such member against all liabilities and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and its Subsidiary Companies and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     4.05 COMPLIANCE WITH LAW AND REGULATIONS. All Awards granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of or obtaining of consents or approvals with respect to such shares under any federal or state law or any rule or regulation of any government body, which the Corporation shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option or Stock Appreciation Right may be exercised if such exercise would be contrary to applicable laws and regulations.

     4.06 RESTRICTIONS ON TRANSFER. The Corporation may place a legend upon any certificate representing shares acquired pursuant to an Award granted hereunder noting that the transfer of such shares may be restricted by applicable laws and regulations.


                                    ARTICLE V
                                   ELIGIBILITY

     Awards may be granted to such Employees and Non-Employee Directors of the Corporation and its Subsidiary Companies as may be designated from time to time by the Board or the Committee. Awards may not be granted to individuals who are not Employees or Non-Employee Directors of either the Corporation or its Subsidiary Companies. Non-Employee Directors shall be eligible to receive only Awards of Non-Qualified Options pursuant to this Plan.


                                   ARTICLE VI
                        COMMON STOCK COVERED BY THE PLAN

     6.01 NUMBER OF SHARES. The aggregate number of shares of Common Stock which may be issued pursuant to this Plan, subject to adjustment as provided in
Article IX, shall be 300,000. None of such shares shall be the subject of more than one Award at any time, but if an Option as to any shares is surrendered before exercise, or expires or terminates for any reason without having been exercised in full, or for any other reason ceases to be exercisable, the number of shares covered thereby shall again become available for grant under the Plan as if no Awards had been previously granted with respect to such shares. Notwithstanding the foregoing, if an Option is surrendered in connection with the exercise of a Stock Appreciation Right, the number of shares covered thereby shall not be available for grant under the Plan.

     6.02 SOURCE OF SHARES. The shares of Common Stock issued under the Plan may be authorized but unissued shares, treasury shares or shares purchased by the Corporation on the open market or from private sources for use under the Plan.

                                   ARTICLE VII
                                DETERMINATION OF
                         AWARDS, NUMBER OF SHARES, ETC.

     The Board or the Committee shall, in its discretion, determine from time to time which Employees and Non-Employee Directors will be granted Awards under the Plan, the number of shares of Common Stock subject to each Award, whether each Option will be an Incentive Stock Option or a Non-Qualified Stock Option (in the case of Employees) and the exercise price of an Option. In making all such determinations there shall be taken into account the duties, responsibilities and performance of each respective Employee and Non-Employee Director, his present and potential contributions to the growth and success of the Corporation, his salary and such other factors deemed relevant to accomplishing the purposes of the Plan.

                                  ARTICLE VIII
                      OPTIONS AND STOCK APPRECIATION RIGHTS

     Each Option granted hereunder shall be on the following terms and conditions:

     8.01 STOCK OPTION AGREEMENT. The proper Officers on behalf of the Corporation and each Optionee shall execute a Stock Option Agreement which shall set forth the total number of shares of Common Stock to which it pertains, the exercise price, whether it is a Non-Qualified Option or an Incentive Stock Option, and such other terms, conditions, restrictions and privileges as the Board or the Committee in each instance shall deem appropriate, provided they are not inconsistent with the terms, conditions and provisions of this Plan. Each Optionee shall receive a copy of his executed Stock Option Agreement.

     8.02 OPTION EXERCISE PRICE.

          (a) INCENTIVE STOCK OPTIONS. The per share price at which the subject Common Stock may be purchased upon exercise of an Incentive Stock Option shall be no less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted, except as provided in Section 8.09(b).

          (b) NON-QUALIFIED OPTIONS. The per share price at which the subject Common Stock may be purchased upon exercise of a Non-Qualified Option shall be established by the Committee at the time of grant, but in no event shall be less than the one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Non-Qualified Option is granted.

     8.03 VESTING AND EXERCISE OF OPTIONS.

          (a) GENERAL RULES. Incentive Stock Options and Non-Qualified Options granted to Optionees shall become vested and exercisable at the rate, to the extent and subject to such limitations or criteria as may be specified by the Board or the Committee. Notwithstanding the foregoing, except as provided in
Section 8.03(b) hereof, no vesting shall occur on or after an Optionee's employment or service as a Non-Employee Director with the Corporation and all Subsidiary Companies is terminated for any reason other than his death or Disability. In determining the number of shares of Common Stock with respect to which Options are vested and/or exercisable, fractional shares will be rounded up to the nearest whole number if the fraction is 0.5 or higher, and down if it is less.

          (b) ACCELERATED VESTING. Unless the Board or the Committee shall specifically state otherwise at the time an Option is granted, all Options granted under this Plan shall become vested and exercisable in full on the date an Optionee terminates his employment with the Corporation or a Subsidiary Company or service as a Non-Employee Director because of his death or Disability. All Options hereunder shall become immediately vested and exercisable in full on the date an Optionee terminates his employment with the Corporation or a Subsidiary Corporation due to Retirement. In addition, all Options hereunder shall become immediately vested and exercisable in full as of the effective date of a Change in Control of the Corporation.

     8.04 DURATION OF OPTIONS.

          (a) GENERAL RULE. Except as provided in Sections 8.04(b) and 8.09, each Option or portion thereof granted to an Employee shall be exercisable at any time on or after it vests and becomes exercisable until the earlier of (i) ten (10) years after its date of grant or (ii) six (6) months after the date on which the Employee ceases to be employed by the Corporation and all Subsidiary Companies, unless the Board or the Committee in its discretion decides at the time of grant or thereafter to extend such period of exercise upon termination of employment to a period not exceeding five (5) years.

     Except as provided in Section 8.04(b), each Option or portion thereof granted to a Non-Employee Director shall be exercisable at any time on or after it vests and becomes exercisable until the earlier of (i) ten (10) years after its date of grant or (ii) three (3) years after the date on which the Non-Employee Director ceases to serve as a director of the Corporation and all Subsidiary Companies, unless the Board or the Committee in its discretion decides at the time of grant or thereafter to extend such period of exercise upon termination of service to a period not exceeding five (5) years.

          (b) EXCEPTIONS. Unless the Board or the Committee shall specifically state otherwise at the time an Option is granted, if an Employee or Non-Employee Director terminates his employment or service with the Corporation or a Subsidiary Company as a result of Disability or Retirement without having fully exercised his Options, the Optionee shall have the right, during the three (3) year period following his termination due to Disability or Retirement, to exercise such Options.

     Unless the Board or the Committee shall specifically state otherwise at the time an Option is granted, if an Employee or Non-Employee Director terminates his employment or service with the Corporation or a Subsidiary Company following a Change in Control of the Corporation without having fully exercised his Options, the Optionee shall have the right to exercise such Options during the remainder of the original ten (10) year term of the Option from the date of grant.

     If an Optionee dies while in the employ or service of the Corporation or a Subsidiary Company or terminates employment or service with the Corporation or a Subsidiary Company as a result of Disability or Retirement and dies without having fully exercised his Options, the executors, administrators, legatees or distributees of his estate shall have the right, during the one (1) year period following his death, to exercise such Options.

     In no event, however, shall any Option be exercisable more than ten (10) years from the date it was granted.

     8.05 NONASSIGNABILITY. Options shall not be transferable by an Optionee except by will or the laws of descent or distribution, and during an Optionee's lifetime shall be exercisable only by such Optionee or the Optionee's guardian or legal representative. Notwithstanding the foregoing, or any other provision of this Plan, an Optionee who holds Non-Qualified Options may transfer such Options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the Optionee who originally received the grant or to an individual or trust to whom the Optionee could have initially transferred the Option pursuant to this Section 8.05. Options which are transferred pursuant to this Section 8.05 shall be exercisable by the transferee according to the same terms and conditions as applied to the Optionee.

     8.06 MANNER OF EXERCISE. Options may be exercised in part or in whole and at one time or from time to time. The procedures for exercise shall be set forth in the written Stock Option Agreement provided for in Section 8.01 above.

     8.07 PAYMENT FOR SHARES. Payment in full of the purchase price for shares of Common Stock purchased pursuant to the exercise of any Option shall be made to the Corporation upon exercise of the Option. All shares sold under the Plan shall be fully paid and nonassessable. Payment for shares may be made by the Optionee (i) in cash or by check, (ii) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to sell the shares and then to properly deliver to the Corporation the amount of sale proceeds to pay the exercise price, all in accordance with applicable laws and regulations, or (iii) at the discretion of the Committee, by delivering shares of Common Stock (including shares acquired pursuant to the exercise of an Option) equal in Fair Market Value to the purchase price of the shares to be acquired pursuant to the Option, by withholding some of the shares of Common Stock which are being purchased upon exercise of an Option, or any combination of the foregoing. With respect to subclause (iii) hereof, the shares of Common Stock delivered to pay the purchase price must have either been (x) purchased in open market transactions or (y) issued by the Corporation pursuant to a plan thereof, in each case more than six months prior to the exercise date of the Option.

     8.08 VOTING AND DIVIDEND RIGHTS. No Optionee shall have any voting or dividend rights or other rights of a stockholder in respect of any shares of Common Stock covered by an Option prior to the time that his name is recorded on the Corporation's stockholder ledger as the holder of record of such shares acquired pursuant to an exercise of an Option.

     8.09 ADDITIONAL TERMS APPLICABLE TO INCENTIVE STOCK OPTIONS. All Options issued under the Plan as Incentive Stock Options will be subject, in addition to the terms detailed in Sections 8.01 to 8.08 above, to those contained in this
Section 8.09.

          (a) Notwithstanding any contrary provisions contained elsewhere in this Plan and as long as required by Section 422 of the Code, the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year under this Plan, and stock options that satisfy the requirements of Section 422 of the Code under any other stock option plan or plans maintained by the Corporation (or any parent or Subsidiary Company), shall not exceed $100,000.

          (b) LIMITATION ON TEN PERCENT STOCKHOLDERS. The price at which shares of Common Stock may be purchased upon exercise of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to stockholders of the Corporation or any Subsidiary Company, shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a share of the Common Stock of the Corporation at the time of grant, and such Incentive Stock Option shall by its terms not be exercisable after the earlier of the date determined under Section
8.03 or the expiration of five (5) years from the date such Incentive Stock Option is granted.

          (c) NOTICE OF DISPOSITION; WITHHOLDING; ESCROW. An Optionee shall immediately notify the Corporation in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through exercise of an Incentive Stock Option, within two (2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed of. The Corporation shall be entitled to withhold from any compensation or other payments then or thereafter due to the Optionee such amounts as may be necessary to satisfy any withholding requirements of federal or state law or regulation and, further, to collect from the Optionee any additional amounts which may be required for such purpose. The Committee or the Board may, in its discretion, require shares of Common Stock acquired by an Optionee upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this Section 8.09(c).

     8.10 STOCK APPRECIATION RIGHTS.

          (a) GENERAL TERMS AND CONDITIONS. The Board or the Committee may, but shall not be obligated to, authorize the Corporation, on such terms and conditions as it deems appropriate in each case, to grant rights to Optionees to surrender an exercisable Option, or any portion thereof, in consideration for the payment by the Corporation of an amount equal to the excess of the Fair Market Value of the shares of Common Stock subject to the Option, or portion thereof, surrendered over the exercise price of the Option with respect to such shares (any such authorized surrender and payment being hereinafter referred to as a "Stock Appreciation Right"). Such payment, at the discretion of the Board or the Committee, may be made in shares of Common Stock valued at the then Fair Market Value thereof, or in cash, or partly in cash and partly in shares of Common Stock.

     The terms and conditions with respect to a Stock Appreciation Right may include (without limitation), subject to other provisions of this Section 8.10 and the Plan: the period during which, date by which or event upon which the Stock Appreciation Right may be exercised; the method for valuing shares of Common Stock for purposes of this Section 8.10; a ceiling on the amount of consideration which the Corporation may pay in connection with exercise and cancellation of the Stock Appreciation Right; and arrangements for income tax withholding. The Board or the Committee shall have complete discretion to determine whether, when and to whom Stock Appreciation Rights may be granted.

          (b) TIME LIMITATIONS. If a holder of a Stock Appreciation Right terminates service with the Corporation as an Officer or Employee, the Stock Appreciation Right may be exercised only within the period, if any, within which the Option to which it relates may be exercised.

          (c) EFFECTS OF EXERCISE OF STOCK APPRECIATION RIGHTS OR OPTIONS. Upon the exercise of a Stock Appreciation Right, the number of shares of Common Stock available under the Option to which it relates shall decrease by a number equal to the number of shares for which the Stock Appreciation Right was exercised. Upon the exercise of an Option, any related Stock Appreciation Right shall terminate as to any number of shares of Common Stock subject to the Stock Appreciation Right that exceeds the total number of shares for which the Option remains unexercised.

          (d) TIME OF GRANT. A Stock Appreciation Right granted in connection with an Incentive Stock Option must be granted concurrently with the Option to which it relates, while a Stock Appreciation Right granted in connection with a Non-Qualified Option may be granted concurrently with the Option to which it relates or at any time thereafter prior to the exercise or expiration of such Option.

          (e) NON-TRANSFERABLE. The holder of a Stock Appreciation Right may not transfer or assign the Stock Appreciation Right otherwise than by will or in accordance with the laws of descent and distribution, and during a holder's lifetime a Stock Appreciation Right may be exercisable only by the holder.

                                   ARTICLE IX
                         ADJUSTMENTS FOR CAPITAL CHANGES

     The aggregate number of shares of Common Stock available for issuance under this Plan, the number of shares to which any outstanding Award relates, the maximum number of shares that can be covered by Award to each Employee and each Non-Employee Director and the exercise price per share of Common Stock under any outstanding Option shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock issued subsequent to the effective date of this Plan resulting from a split, subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt or payment of consideration by the Corporation. If, upon a merger, consolidation, reorganization, liquidation, recapitalization or the like of the Corporation, the shares of the Corporation's Common Stock shall be exchanged for other securities of the Corporation or of another corporation, each recipient of an Award shall be entitled, subject to the conditions herein stated, to purchase or acquire such number of shares of Common

Stock or amount of other securities of the Corporation or such other corporation as were exchangeable for the number of shares of Common Stock of the Corporation which such optionees would have been entitled to purchase or acquire except for such action, and appropriate adjustments shall be made to the per share exercise price of outstanding Options. Notwithstanding any provision to the contrary herein and to the extent permitted by applicable laws and regulations and interpretations thereof, the exercise price of shares subject to outstanding Awards may be proportionately adjusted upon the payment of a special large and nonrecurring dividend that has the effect of a return of capital to the stockholders, providing that the adjustment to the per share exercise price shall satisfy the criteria set forth in Emerging Issues Task Force 90-9 (or any successor thereto) so that the adjustments do not result in compensation expense, and provided further that if such adjustment with respect to incentive stock options would be treated as a modification of the outstanding incentive stock options with the effect that, for purposes of Sections 422 and 425(h) of the Code, and the rules and regulations promulgated thereunder, new Incentive Stock Options would be deemed to be granted hereunder, then no adjustment to the per share exercise price of outstanding stock options shall be made.

                                    ARTICLE X
                      AMENDMENT AND TERMINATION OF THE PLAN

     The Board may, by resolution, at any time terminate or amend the Plan with respect to any shares of Common Stock as to which Awards have not been granted, subject to any required stockholder approval or any stockholder approval which the Board may deem to be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange listing requirements. The Board may not, without the consent of the holder of an Award, alter or impair any Award previously granted or awarded under this Plan except as specifically authorized herein.

                                   ARTICLE XI
                          EMPLOYMENT AND SERVICE RIGHTS

     Neither the Plan nor the grant of any Awards hereunder nor any action taken by the Committee or the Board in connection with the Plan shall create any right on the part of any Employee or Non-Employee Director to continue in such capacity.

                                   ARTICLE XII
                                   WITHHOLDING

     12.01 TAX WITHHOLDING. The Corporation may withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is insufficient, the Corporation may require the Optionee to pay to the Corporation the amount required to be withheld as a condition to delivering the shares acquired pursuant to an Award. The Corporation also may withhold or collect amounts with respect to a disqualifying disposition of shares of Common Stock acquired pursuant to exercise of an Incentive Stock Option, as provided in Section 8.09(c).

     12.02 METHODS OF TAX WITHHOLDING. The Board or the Committee is authorized to adopt rules, regulations or procedures which provide for the satisfaction of an Optionee's tax withholding obligation by the retention of shares of Common Stock to which the Employee would otherwise be entitled pursuant to an Award and/or by the Optionee's delivery of previously owned shares of Common Stock or other property.

                                  ARTICLE XIII
                        EFFECTIVE DATE OF THE PLAN; TERM

     13.01 EFFECTIVE DATE OF THE PLAN. This Plan shall become effective on the Effective Date, and Awards may be granted hereunder no earlier than the date that this Plan is approved by stockholders of the Corporation and prior to the termination of the Plan, provided that this Plan is approved by stockholders of the Corporation pursuant to Article XIV hereof.

     13.02 TERM OF THE PLAN. Unless sooner terminated, this Plan shall remain in effect for a period of ten (10) years ending on the tenth anniversary of the Effective Date. Termination of the Plan shall not affect any Awards previously granted and such Awards shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.

                                   ARTICLE XIV
                              STOCKHOLDER APPROVAL

     The Corporation shall submit this Plan to stockholders for approval at a meeting of stockholders of the Corporation held within twelve (12) months following the Effective Date in order to meet the requirements of (i) Section 422 of the Code and regulations thereunder, (ii) Section 162(m) of the Code and regulations thereunder and (iii) the Nasdaq Stock Market for continued quotation of the Common Stock on the Nasdaq Stock Market.

                                   ARTICLE XV
                                  MISCELLANEOUS

     15.01 GOVERNING LAW. To the extent not governed by federal law, this Plan shall be construed under the laws of the State of Louisiana.

     15.02 PRONOUNS. Wherever appropriate, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.

                                     FORM OF
                                 REVOCABLE PROXY
                            ISB FINANCIAL CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 21, 1999

     The undersigned, being a stockholder of ISB Financial Corporation ("Company") as of March 9, 1999, hereby authorizes the Board of Directors of the Company or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the main office of IBERIABANK, located at 1101 East Admiral Doyle Drive, New Iberia, Louisiana, on Wednesday, April 21, 1999 at 3:00 p.m., Central Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

1.   ELECTION OF DIRECTORS FOR THREE-YEAR TERM

/ /   FOR               / /   WITHHOLD               / /   FOR ALL EXCEPT

Nominees for three-year term expiring in 2002: Harry V. Barton, Jr. and E. Stewart Shea, III

(Instruction: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.)

-----------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL OF THE NOMINEES LISTED ABOVE.

2.   PROPOSAL to adopt the 1999 Stock Option Plan.


/ /   FOR               / /   AGAINST               / /   ABSTAIN


THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE 1999 STOCK OPTION PLAN.

3. PROPOSAL TO RATIFY THE APPOINTMENT by the Board of Directors of Castaing, Hussey, Lolan & Dauterive, L.L.P. as the Company's independent auditors for the year ending December 31, 1999

/ /   FOR               / /   AGAINST               / /   ABSTAIN


THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF CASTAING, HUSSEY, LOLAN & DAUTERIVE, L.L.P.

                                                     (CONTINUED ON REVERSE SIDE)

4. STOCKHOLDER'S PROPOSAL to amend the Company's Bylaws to add a restriction on offers to acquire and acquisitions of more than 10% of the Company's equity securities during the sixth and seventh years after the mutual-to-stock conversion of Iberia Savings Bank.

/ /   FOR               / /   AGAINST               / /   ABSTAIN


THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" THE STOCKHOLDER'S PROPOSAL TO AMEND THE COMPANY'S BYLAWS.


5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF RETURNED BUT NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR THE PROPOSAL TO ADOPT THE 1999 STOCK OPTION PLAN, FOR RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS, AGAINST THE STOCKHOLDER'S PROPOSAL, AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.



        Dated:                     , 1999
              ---------------------


                                                     ---------------------------

                                                     ---------------------------
                                                             Signatures

PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAMES(S) APPEAR(S) ON THIS PROXY. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE TITLE. WHEN SHARES ARE HELD JOINTLY, ONLY ONE HOLDER NEED SIGN.

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PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.
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